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Transocean Ltd.
Investor Relations and Corporate Communications

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Analyst Contacts:	Thad Vayda +1 713-232-7551	News Release

Diane Vento +1 713-232-8015

Media Contact:	Guy A. Cantwell +1 713-232-7647	FOR RELEASE: November 6, 2013

TRANSOCEAN LTD. REPORTS THIRD QUARTER 2013 RESULTS

•	Third quarter 2013 revenues were $2.558 billion, compared with $2.397 billion in the second quarter of 2013;

•	Operating and maintenance expenses for the third quarter were $1.491 billion, compared with $1.393 billion in the second quarter of 2013;

•
Third quarter 2013 net income attributable to controlling interest was $546 million, which included $47 million of net favorable items. This compares with the second quarter 2013 net income attributable to controlling interest of $307 million, which included $85 million of net unfavorable items;

•	Third quarter Annual Effective Tax Rate(1) was 19.0 percent, compared with 23.5 percent in the second quarter of 2013;

•
Third quarter 2013 net income attributable to controlling interest was $546 million, or $1.50 per diluted share. After adjusting for net favorable items, adjusted earnings from continuing operations were $499 million, or $1.37 per diluted share;

•	Cash flows from operating activities were $623 million in the third quarter, compared with $416 million in the second quarter of 2013;

•
Revenue efficiency(2) was 94.0 percent in the third quarter, compared with 93.1 percent in the second quarter of 2013. Ultra-deepwater revenue efficiency was 92.5 percent, compared with 91.1 percent in the prior quarter;

•	Total fleet rig utilization(3) was 83 percent in the third quarter, compared with 80 percent in the prior quarter; and

•	Contract backlog was $29.8 billion as of the October 16, 2013 Fleet Status Report. Since October 16, 2013, additional backlog totaling $166 million was secured.

ZUG, SWITZERLAND - Transocean Ltd. (NYSE: RIG) (SIX: RIGN) today reported net income attributable to controlling interest of $546 million, or $1.50 per diluted share, for the three months ended

September 30, 2013. Third quarter 2013 results included net favorable items, after tax, of $47 million, or $0.13 per diluted share, as follows:

•	$55 million, or $0.14 per diluted share, in favorable discrete tax benefits;

•	$22 million, or $0.06 per diluted share, associated with gains on disposal of assets; and

•	$4 million, or $0.02 per diluted share, in income associated with discontinued operations.
These net favorable items were partially offset by:

•	$19 million, or $0.05 per diluted share, related to an unfavorable adjustment in contingencies associated with the Macondo well incident; and

•	$15 million, or $0.04 per diluted share, of costs associated with severance plans established for the company’s previously announced shore-based organizational efficiency initiative.
After consideration of these net favorable items, third quarter 2013 adjusted earnings from continuing operations were $499 million, or $1.37 per diluted share. A reconciliation of the non-GAAP adjusted net income and diluted earnings per share is included in the accompanying schedules.
In addition to the items above, third quarter 2013 results also included approximately $11 million, or $0.03 per diluted share, in charges related to accelerated recognition of existing compensation plans associated with the implementation of the company’s shore-based organizational efficiency initiative.
The third quarter 2013 results compare with a net loss attributable to controlling interest of $381 million, or $1.06 per diluted share, for the three months ended September 30, 2012, which included net unfavorable items of $887 million, or $2.46 per diluted share. The net unfavorable items were mostly due to $881 million, or $2.45 per diluted share, associated with the loss on impairment of assets included in discontinued operations primarily related to exiting the standard jackup market. After consideration of these net unfavorable items, third quarter 2012 adjusted earnings from continuing operations were $506 million, or $1.40 per diluted share.
Operations Quarterly Review
Revenues for the three months ended September 30, 2013 were $2.558 billion, compared with revenues of $2.397 billion during the quarter ended June 30, 2013. Contract drilling revenues increased $81 million primarily due to higher utilization on the Discoverer Seven Seas and the GSF Explorer. Higher fleet revenue efficiency, and higher dayrates, primarily in the North Sea, also contributed to the sequential increase in contract drilling revenues. Total fleet utilization was 83 percent in the third quarter of 2013, compared with 80 percent in the prior quarter. Total fleet revenue efficiency was 94.0 percent in the third quarter, compared with 93.1 percent in the second quarter of 2013. Other revenues increased $80 million to $156 million for the third quarter of 2013, compared with $76 million in the prior quarter, primarily due to increased drilling management services activity.
Operating and maintenance expenses increased $98 million to $1.491 billion for the third quarter of 2013, compared with $1.393 billion for the prior quarter. The sequential increase in operating and maintenance expenses was primarily due to $64 million associated with drilling management services activity. Contract drilling expenses were also higher mainly due to shipyard costs and an unfavorable adjustment in contingencies associated with the Macondo well incident.
General and administrative expenses were $67 million for the third quarter of 2013, compared with $77 million in the previous quarter. Second quarter 2013 general and administrative expenses included certain overhead costs that were not repeated in the third quarter of 2013.

Third quarter 2013 results included approximately $27 million in costs associated with severance and the accelerated recognition of existing compensation plans due to the implementation of the shore-based organizational efficiency initiative. Approximately $22 million of this cost was included in operating and maintenance expenses and $5 million was included in general and administrative expenses.
Annual Effective Tax Rate
Transocean’s third quarter Effective Tax Rate(4) was 10.4 percent, compared with 28.8 percent in the second quarter of 2013. The decrease in the Effective Tax Rate was due to changes in estimates, primarily related to settlements of prior years’ tax liabilities. Transocean’s Annual Effective Tax Rate from continuing operations for the third quarter of 2013 was 19.0 percent. This compares with 23.5 percent for the prior quarter. The decrease was primarily due to changes in the annual provision estimate due to favorable tax legislation and court rulings, the blend of income that is taxed based on gross revenues versus pre-tax income and rig movements between taxing jurisdictions, among other items. Third quarter 2013 income tax expense included a favorable tax benefit of $9 million, or $0.03 per diluted share, to reflect the decrease in the Annual Effective Tax Rate to 20.6 percent for the nine months ended September 30, 2013, from 21.6 percent for the six months ended June 30, 2013.
Other Items
Interest expense, net of amounts capitalized, was $142 million in the third quarter of 2013, compared with $146 million in the prior quarter. Capitalized interest for the third quarter was $19 million, compared with $16 million in the second quarter of 2013. Interest income was $11 million in the third quarter of 2013, unchanged from the prior quarter.
Cash flows from operating activities were $623 million for the third quarter, compared with $416 million for the second quarter of 2013. Capital expenditures increased $98 million to $450 million for the third quarter, compared with $352 million in the second quarter of 2013. The increase in capital expenditures was primarily associated with the company’s newbuild program.
Forward-Looking Statements
The statements described in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements which could be made include, but are not limited to, changes in tax estimates, statements involving anticipated reduction in costs, timing of costs savings or expectations of the onshore organizational efficiency initiative and the offshore operations initiative, or the company’s competitiveness. These include but are not limited to operating hazards and delays, risks associated with international operations, actions by customers and other third parties, the future prices of oil and gas and other factors, including those discussed in the company's most recent Annual Report on Form 10-K for the year ended December 31, 2012, Quarterly Report on Form10-Q for the quarters ended March 31, 2013 and June 30, 2013, and in the company's other filings with the SEC, which are available free of charge on the SEC's website at www.sec.gov. Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or expressed or implied by such forward-looking statements. All subsequent written and oral forward-looking statements attributable to the company or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements. All non-GAAP financial measure reconciliations to the most comparative GAAP measure are displayed in quantitative schedules on the company’s web site at www.deepwater.com.
This press release or referenced documents does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, and it does not constitute an offering prospectus within the meaning of article 652a or article 1156 of the Swiss Code of Obligations or a listing prospectus within the meaning of the listing rules of the SIX Swiss Exchange. Investors must rely on their own evaluation of Transocean Ltd. and its securities, including the merits and risks involved. Nothing contained herein is, or shall be relied on as, a promise or representation as to the future performance of Transocean Ltd.
Conference Call Information

Transocean will conduct a teleconference call at 10:00 a.m. EST, 4:00 p.m. CET, on Thursday, November 7, 2013. To participate, dial +1 913-643-4201 and refer to confirmation code 7221105 approximately five to 10 minutes prior to the scheduled start time of the call.
In addition, the conference call will be simultaneously broadcast over the Internet in a listen-only mode and can be accessed by logging onto Transocean’s website at www.deepwater.com and selecting "Investor Relations." The conference call may also be accessed via the Internet at www.CompanyBoardroom.com by typing in Transocean's New York Stock Exchange trading symbol, "RIG." Supplemental materials that may be referenced during the conference call have been posted to Transocean's website and can be found by selecting "Investor Relations/Quarterly Toolkit."
A telephonic replay of the conference call should be available after 1:00 p.m. EST, 7:00 p.m. CET, on November 7, 2013, and can be accessed by dialing +1 719-457-0820 and referring to the confirmation code 7221105. Also, a replay will be available through the Internet and can be accessed by visiting either of the above-referenced internet addresses. Both replay options will be available for approximately 30 days.
About Transocean
Transocean is a leading international provider of offshore contract drilling services for oil and gas wells. The company specializes in technically demanding sectors of the global offshore drilling business with a particular focus on deepwater and harsh environment drilling services, and believes that it operates one of the most versatile offshore drilling fleets in the world.
Transocean owns or has partial ownership interests in, and operates a fleet of, 80 mobile offshore drilling units consisting of 46 high-specification floaters (ultra-deepwater, deepwater and harsh environment drilling rigs), 22 midwater floaters and 12 high-specification jackups. In addition, the company has seven ultra-deepwater drillships and five high-specification jackups under construction.
For more information about Transocean, please visit the website www.deepwater.com.
Notes
(1) Annual Effective Tax Rate is defined as income tax expense from continuing operations excluding various discrete items (such as changes in estimates and tax on items excluded from income before income tax expense) divided by income from continuing operations before income tax expense excluding gains on sales and similar items pursuant to the accounting standards for income taxes. See the accompanying schedule entitled "Supplemental Effective Tax Rate Analysis."
(2) Revenue efficiency is defined as actual contract drilling revenues for the measurement period divided by the maximum revenue calculated for the measurement period, expressed as a percentage. Maximum revenue is defined as the greatest amount of contract drilling revenues the drilling unit could earn for the measurement period, excluding amounts related to incentive provisions. See the accompanying schedule entitled "Revenue Efficiency."
(3) Rig utilization is defined as the total number of operating days divided by the total number of rig calendar days in the measurement period, expressed as a percentage. See the accompanying schedule entitled "Utilization."
(4) Effective Tax Rate is defined as income tax expense from continuing operations divided by income from continuing operations before income taxes. See the accompanying schedule entitled "Supplemental Effective Tax Rate Analysis."

TRANSOCEAN LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2,013	2,012	2,013	2,012

Operating revenues
Contract drilling revenues	$2,402	$2,310	$6,868	$6,498
Other revenues	156	121	284	372
	2,558	2,431	7,152	6,870
Costs and expenses
Operating and maintenance	1,491	1,321	4,259	4,668
Depreciation	273	280	834	845
General and administrative	67	69	211	217
	1,831	1,670	5,304	5,730
Loss on impairment	(17)	—	(54)	(140)
Gain on disposal of assets, net	32	50	23	40
Operating income	742	811	1,817	1,040

Other income (expense), net
Interest income	11	15	39	43
Interest expense, net of amounts capitalized	(142)	(180)	(445)	(543)
Other, net	(4)	(8)	(21)	(32)
	(135)	(173)	(427)	(532)
Income from continuing operations before income tax expense	607	638	1,390	508
Income tax expense	63	105	212	124
Income from continuing operations	544	533	1,178	384
Income (loss) from discontinued operations, net of tax	4	(916)	(6)	(1,052)

Net income (loss)	548	(383)	1,172	(668)
Net income (loss) attributable to noncontrolling interest	2	(2)	(2)	7
Net income (loss) attributable to controlling interest	$546	$(381)	$1,174	$(675)

Earnings (loss) per share‑basic
Earnings from continuing operations	$1.49	$1.49	$3.25	$1.06
Earnings (loss) from discontinued operations	0.01	(2.55)	(0.02)	(2.96)

Earnings (loss) per share	$1.50	$(1.06)	$3.23	$(1.90)

Earnings (loss) per share‑diluted
Earnings from continuing operations	$1.49	$1.49	$3.25	$1.06
Earnings (loss) from discontinued operations	0.01	(2.55)	(0.02)	(2.96)
Earnings (loss) per share	$1.50	$(1.06)	$3.23	$(1.90)

Weighted‑average shares outstanding
Basic	360	359	360	354
Diluted	361	359	360	354

TRANSOCEAN LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except per share data)
(Unaudited)

	September 30, 2013	December 31, 2012
Assets
Cash and cash equivalents	$	$
Accounts receivable, net of allowance for doubtful accounts of $20 at September 30, 2013 and December 31, 2012	2,367	2,200
Materials and supplies, net of allowance for obsolescence of $71 and $66 at September 30, 2013 and December 31, 2012, respectively	729	610
Assets held for sale	131	179
Deferred income taxes, net	173	142
Other current assets	414	382
Total current assets	7,373	8,647

Property and equipment	27,707	26,967
Less accumulated depreciation	(7,596)	(7,118)
Property and equipment of consolidated variable interest entities, net of accumulated depreciation	985	1,031
Property and equipment, net	21,096	20,880
Goodwill	2,987	2,987
Other assets	1,145	1,741
Total assets	$32,601	$34,255

Liabilities and equity
Accounts payable	$962	$1,047
Accrued income taxes	176	116
Debt due within one year	162	1,339
Debt of consolidated variable interest entities due within one year	58	28
Other current liabilities	2,418	2,933

Total current liabilities	3,776	5,463

Long‑term debt	10,388	10,929
Long‑term debt of consolidated variable interest entities	120	163
Deferred income taxes, net	341	366
Other long‑term liabilities	1,717	1,604
Total long‑term liabilities	12,566	13,062

Commitments and contingencies

Shares, CHF 15.00 par value, 373,830,649 authorized, 167,617,649 conditionally authorized, 373,830,649 issued and 360,559,090 outstanding at September 30, 2013 and 402,282,355 authorized, 167,617,649 conditionally authorized, 373,830,649 issued and 359,505,251 outstanding at December 31, 2012	5,145	5,130
Additional paid‑in capital	6,766	7,521
Treasury shares, at cost, 2,863,267 held at September 30, 2013 and December 31, 2012	(240)	(240)
Retained earnings	5,029	3,855
Accumulated other comprehensive loss	(426)	(521)
Total controlling interest shareholders’ equity	16,274	15,745
Noncontrolling interest	(15)	(15)
Total equity	16,259	15,730
Total liabilities and equity	$32,601	$34,255

TRANSOCEAN LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2,013	2,012	2,013	2,012

Cash flows from operating activities
Net income (loss)	$548	$(383)	$1,172	$(668)
Adjustments to reconcile to net cash provided by operating activities
Amortization of drilling contract intangibles	(5)	(9)	(21)	(32)
Depreciation	273	280	834	845
Depreciation and amortization of assets in discontinued operations	—	48	—	183
Share-based compensation expense	36	24	85	72
Loss on impairment	17	—	54	140
Loss on impairment of assets in discontinued operations	14	878	14	983

Gain on disposal of assets, net	(32)	(50)	(23)	(40)
(Gain) loss on disposal of assets in discontinued operations, net	(31)	1	(49)	(70)
Amortization of debt issue costs, discounts and premiums, net	2	17	4	52
Deferred income taxes	(28)	(61)	(64)	(104)
Other, net	25	12	73	47
Changes in deferred revenue, net	(33)	(64)	(68)	(69)
Changes in deferred expenses, net	30	51	38	30
Changes in operating assets and liabilities	(193)	42	(904)	416
Net cash provided by operating activities	623	786	1,145	1,785

Cash flows from investing activities
Capital expenditures	(450)	(201)	(1,290)	(646)
Capital expenditures for discontinued operations	—	(24)	—	(75)
Proceeds from disposal of assets, net	170	181	174	189
Proceeds from disposal of assets in discontinued operations, net	68	2	131	196
Proceeds from sale of preference shares	—	—	185	—
Other, net	2	7	14	32
Net cash used in investing activities	(210)	(35)	(786)	(304)

Cash flows from financing activities
Changes in short-term borrowings, net	—	—	—	(260)
Proceeds from debt	—	1,493	—	1,493
Repayments of debt	(77)	(264)	(1,673)	(584)
Proceeds from restricted cash investments	77	106	283	298
Deposits to restricted cash investments	(8)	(42)	(112)	(158)
Distribution of qualifying additional paid‑in capital	(202)	—	(404))	(278)
Other, net	(1)	(7)	(28))	(8)
Net cash provided by (used in) financing activities	(211)	1,286	(1,934)	503

Net increase (decrease) in cash and cash equivalents	202	2,037	(1,575)	1,984
Cash and cash equivalents at beginning of period	3,357	3,964	5,134	4,017
Cash and cash equivalents at end of period	$3,559	$6,001	$3,559	$6,001

TRANSOCEAN LTD. AND SUBSIDIARIES
FLEET OPERATING STATISTICS

	Operating Revenues (in millions)
	Three months ended			Nine months ended September 30,
	September 30, 2013	June 30, 2013	September 30, 2012	2,013	2,012
Contract drilling revenues
High-Specification Floaters:
Ultra-Deepwater Floaters:	$1,177	$1,201	$1,213	$3,425	$3,446
Deepwater Floaters	345	289	306	887	876
Harsh Environment Floaters	300	285	247	867	766
Total High-Specification Floaters	1,822	1,775	1,766	5,179	5,088
Midwater Floaters	419	381	424	1,229	1,108
High-Specification Jackups	157	158	110	439	270
Contract intangible revenue	4	7	10	21	32
Total contract drilling revenues	2,402	2,321	2,310	6,868	6,498

Other revenues
Client reimbursable revenues	46	41	46	125	123
Integrated services and other	2	2	—	4	6
Drilling management services - non US	108	33	75	155	243
Total other revenues	156	76	121	284	372
Total revenues	2,558	2,397	2,431	7,152	6,870

	Average Daily Revenue (1)
	Three months ended			Nine months ended September 30,
	September 30, 2013	June 30, 2013	September 30, 2012	2,013	2,012
High-Specification Floaters:
Ultra-Deepwater Floaters	$525,900	$507,600	$515,000	$497,000	$495,600
Deepwater Floaters	363,400	351,800	356,300	348,800	338,500
Harsh Environment Floaters	466,800	447,500	421,000	456,300	436,100
Total High-Specification Floaters	475,700	464,200	464,600	456,900	450,400
Midwater Floaters	316,400	301,100	264,500	302,700	255,200
High-Specification Jackups	164,300	165,800	154,600	164,500	134,300
Total	$392,400	$382,900	$376,200	$379,000	$366,400

Average daily revenue is defined as contract drilling revenue earned per operating day. An operating day is defined as a calendar day during which a rig is contracted to earn a dayrate during the firm contract period after commencement of operations.

TRANSOCEAN LTD. AND SUBSIDIARIES
FLEET OPERATING STATISTICS (continued)

	Utilization (2)
	Three months ended			Nine months ended September 30,
	September 30, 2013	June 30, 2013	September, 2012	2,013	2,012
High-Specification Floaters:
Ultra-Deepwater Floaters	90%	96%	95%	94%	94%
Deepwater Floaters	83%	64%	63%	69%	61%
Harsh Environment Floaters	100%	100%	91%	100%	92%
Total High-Specification Floaters	90%	88%	85%	88%	83%
Midwater Floaters	63%	56%	70%	61%	63%
High-Specification Jackups	95%	100%	86%	96%	86%
Total Drilling Fleet	83%	80%	80%	81%	78%

Rig utilization is defined as the total number of operating days divided by the total number of rig calendar days in the measurement period, expressed as a percentage.

Revenue Efficiency(3)
Trailing Five Quarters and Historical Data

	3Q 2013	2Q 2013	1Q 2013	4Q 2012	3Q 2012	FY 2012	FY 2011
Ultra-Deepwater	92.5%	91.1%	83.8%	95.5%	95.9%	93.2%	87.9%
Deepwater	91.1%	91.8%	86.4%	90.9%	96.1%	91.4%	90.7%
Harsh Environment Floaters	99.9%	98.3%	97.6%	97.3%	95.4%	97.1%	97.4%
Midwater Floaters	95.3%	94.5%	92.1%	93.9%	90.4%	90.9%	93.4%
High-Specification Jackups	98.9%	98.6%	96.4%	95.2%	97.2%	95%	94.8%
Total	94%	93.1%	88%	94.7%	94.9%	93%	90.5%

Revenue efficiency is defined as actual contract drilling revenues for the measurement period divided by the maximum revenue calculation for the measurement period, expressed as a percentage. Maximum revenue is defined as the greatest amount of contract drilling revenues the drilling unit could earn for the measurement period, excluding amounts related to incentive provisions.

Transocean Ltd. and Subsidiaries
Supplemental Effective Tax Rate Analysis
(In US$ millions)

	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2,013	2,013	2,012	2,013	2,012
Income from continuing operations before income taxes	$607	$451	$638	$1,390	$508
Add back (subtract):
Litigation matters	29	—	8	103	758
One-time termination benefits	16	10	—	26	—
Acquisition costs	—	—	—	—	1
Gain on disposal of assets, net	(34))	—	(51)	(34))	(51)
Loss on financial instruments	—	19	—	19	—
(Gain) loss on retirement of debt	—	1	(2)	2	(2)
Loss on impairment of goodwill and other assets	—	37	—	37	140
Loss on redeemed noncontrolling interest	—	—	—	—	25
Adjusted income from continuing operations before income taxes	618	518	593	1,543	1,379

Income tax expense from continuing operations	63	130	105	212	124
Add back (subtract):
Litigation matters	10	—	2	36	2
One-time termination benefits	1	3	—	4	—
Gain on disposal of assets, net	(12)	—	(3)	(12))	(3)
Loss on impairment of goodwill and other assets	—	—	—	—	6
Changes in estimates (1)	55	(11)	(14)	77	154
Other, net	—	—	—	—	—
Adjusted income tax expense from continuing operations (2)	$117	$122	$90	$317	$283

Effective Tax Rate (3)	10.4%	28.8%	16.5%	15.3%	24.4%

Annual Effective Tax Rate (4)	19.0%	23.5%	15.2%	20.6%	20.5%

Our estimates change as we file tax returns, settle disputes with tax authorities or become aware of other events and include changes in (a) deferred taxes, (b) valuation of allowances on deferred taxes and (c) other tax liabilities.

The three months and nine months ended September 30, 2013 includes ($9) million of additional tax expense (benefit) reflecting the catch-up effect of an increase (decrease) in the annual effective tax rate from the previous quarter estimate.

Effective Tax Rate is income tax expense divided by income before income taxes.
Annual Effective Tax Rate is income tax expense excluding various discrete items (such as changes in estimates and tax on items excluded from income before income taxes) divided by income before income taxes excluding gains and losses on sales and similar items pursuant to the accounting standards for income taxes and estimating the annual effective tax rate.

Transocean Ltd. and Subsidiaries
Non-GAAP Financial Measures and Reconciliations
Adjusted Net Income and Adjusted Diluted Earnings Per Share
(in US$ millions, except per share data)

	YTD	QTD	YTD	QTD	QTD
	9/30/2013	9/30/2013	6/30/2013	6/30/2013	3/31/2013
Adjusted Net Income
Net income attributable to controlling interest, as reported	$1,174	$546	$628	$307	$321
Add back (subtract):
Litigation matters	67	19	48	—	48
One-time termination benefits	22	15	7	7	—
Loss on impairment of assets	37	—	37	37	—
Gain on disposal of assets, net	(22)	(22)	—	—	—
Loss on retirement of debt	2	—	2	1	1
Loss on financial instruments	19	—	19	19	—
Gain on disposal of assets in discontinued operations	(49)	(31)	(18)	(3)	(15)
Loss from discontinued operations	55	27	28	13	15
Discrete tax items and other, net	(77)	(55)	(22)	11	(33)
Net income, as adjusted	$1,228	$499	$729	$392	$337

Adjusted Diluted Earnings Per Share:
Diluted earnings per share, as reported	$3.23	$1.50	$1.73	$0.84	$0.88
Add back (subtract):
Litigation matters	0.19	0.05	0.13	—	0.15
One-time termination benefits	0.06	0.04	0.02	0.02	—
Loss on impairment of assets	0.10	—	0.10	0.10	—
Gain on disposal of assets, net	(0.06)	(0.06)
Loss on retirement of debt	0.01	—	0.01	—	—
Loss on financial instruments	0.05	—	0.05	0.05	—
Gain on disposal of assets in discontinued operations	(0.14)	(0.09)	(0.05)	(0.01)	(0.05)

Loss from discontinued operations	0.15	0.07	0.08	0.04	0.05
Discrete tax items and other, net	(0.21)	(0.14)	(0.06)	0.04	(0.1)
Diluted earnings per share, as adjusted	$3.38	$1.37	$2.01	$1.08	$0.93

	YTD	QTD	YTD	QTD	YTD	QTD	QTD
	12/31/2012	12/31/2012	9/30/2012	9/30/2012	6/30/2012	6/30/2012	3/31/2012
Adjusted Net Income
Net income (loss) attributable to controlling interest, as reported	$(219)	$456	$(675)	$(381)	$(294)	$(304)	$10
Add back (subtract):
Litigation matters	756	—	756	6	750	750	—
Loss on impairment of goodwill and other assets	135	—	135	—	135	—	135
Gain on disposal of assets, net	(48)	—	(48)	(48)	—	—	—
Gain on retirement of debt	(2)	—	(2)	(2)	—	—	—
Loss on redeemed noncontrolling interest	25	—	25	—	25	14	11
Loss on impairment of assets in discontinued operations	961	2	959	881	78	12	66
(Gain) loss on disposal of assets in discontinued operations	(69)	(1)	(68)	2	(70)	(72)	2
(Gain) loss from discontinued operations	135	(26)	161	33	128	59	69
Discrete tax items and other, net	(255)	(101)	(154)	15	(169)	(141)	(28)
Net income, as adjusted	$1,419	$330	$1,089	$506	$583	$318	$265

Adjusted Diluted Earnings Per Share:
Diluted earnings (loss) per share, as reported	$(0.62)	$1.26	$(1.9)	$(1.06)	$(0.84)	$(0.86)	$0.03
Add back (subtract):
Litigation matters	2.11	—	2.12	0.02	2.12	2.11	—
Loss on impairment of goodwill and other assets	0.38	—	0.38	—	0.38	—	0.38
Gain on disposal of assets, net	(0.13)	—	(0.13)	(0.13)	—	—	—
Gain on retirement of debt	(0.01)	—	(0.01)	(0.01)	—	—	—

Loss on redeemed noncontrolling interest	0.07	—	0.07	—	0.07	0.04	0.03
Loss on impairment of assets in discontinued operations	2.70	—	2.70	2.45	0.23	0.03	0.19
(Gain) loss on disposal of assets in discontinued operations	(0.19)	—	(0.19)	0.01	(0.2)	(0.2)	0.01
(Gain) loss from discontinued operations	0.38	(0.07)	0.45	0.09	0.36	0.17	0.19
Discrete tax items and other, net	(0.73)	(0.28)	(0.44)	0.03	(0.48)	(0.4)	(0.08)
Diluted earnings per share, as adjusted	$3.96	$0.91	$3.05	$1.40	$1.64	$0.89	$0.75